EXHIBIT 10.1

Amendment No. 1 to the Executive Employment Agreement

AMENDMENT NO. 1 TO THE

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1, (“Amendment”) dated August 13, 2025, to the EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”), dated August 8, 2025, is made between Data I/O Corporation, a Washington corporation (“Employer” or the “Company”), and Charles DiBona (“Employee”).Employee and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

Employer and Employee desire to clarify the date on which Employee assumes the roles and responsibilities of, and is appointed, an Executive Officer and Vice President and Chief Financial Officer, Secretary and Treasurer of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants in this Amendment, and other good and valuable consideration, the Parties agree as follows:

1. Employer employs Employee, and Employee has agreed to be employed as the Company’s Vice President of Finance effective August 11, 2025, and as an Executive Officer of the Company and the Company’s Vice President and Chief Financial Officer, Secretary and Treasurer, effective August 15, 2025.

2. In the event of a conflict between this Amendment and the original Agreement, this Amendment will control.

All other terms and conditions of the original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have duly signed and delivered this Amendment as of the day and year first above written.

EMPLOYER

DATA I/O CORPORATION:

By	/s/ William Wentworth

Title:	CEO

EMPLOYEE

CHARLES DIBONA:

/s/ Charles DiBona
Print Name: Charles DiBona